                                                                    Exhibit 11.1


                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (in millions, except share information)


                                    For the Year Ended         For the Year Ended             For the Six Months Ended
                                    December 31, 1994           December 31, 1993                December 31,1993
                              ----------------------------  -------------------------       -----------------------------

                                 Primary    Fully Diluted      Primary   Fully Diluted(3)      Primary      Fully Diluted(3)
                              ------------  ---------------  ----------  -------------       -----------   --------------
Income (loss) before
 extraordinary items           $       59.8  $      59.8    $     (2.1)   $      (2.1)      $      (23.0)   $      (23.0)
 Extraordinary items                    0.0          0.0         (11.7)         (11.7)             (11.7)          (11.7)
                               ------------  -----------    ----------    -----------       ------------     -----------

Net income (loss)              $       59.8  $      59.8    $    (13.8)   $     (13.8)      $      (34.7)   $      (34.7)
                               ============  ===========    ==========    ===========        ===========     ===========

Weighted Average Shares:
 Common shares outstanding       42,602,167   42,602,167    35,500,014     35,500,014         35,500,014      35,500,014
 Exercise of stock options(1)     3,321,954    3,443,913           -        2,801,372                -         2,801,372
 Exercise of warrants(2)          1,514,356    1,514,356           -        3,300,000                -         3,300,000
                               ------------  -----------    ----------    -----------        -----------     -----------

Common and equivalent shares
 outstanding                     47,438,477   47,560,436    35,500,014     41,601,386         35,500,014      41,601,386
                               ============  ===========    ==========    ===========        ===========     ===========

Per Common and Equivalent
  Share:
 Income (loss) before
  extraordinary items           $      1.26   $     1.26    $    (0.06)   $     (0.05)      $     (0.65)    $     (0.55)
 Extraordinary items                    -            -           (0.33)         (0.28)            (0.33)          (0.28)
                               ------------  -----------    ----------    -----------       -----------     -----------

 Net income (loss)             $      1.26   $     1.26    $    (0.39)   $     (0.33)       $     (0.98)    $     (0.83)
                               ============  ===========   ==========    ===========        ===========     ===========

                                       For the Year Ended
                                        June 30, 1993
                                -----------------------------

                                  Primary       Fully Diluted
                                ---------       -------------
Income (loss) before
 extraordinary items               $ 10.1            $   10.1
 Extraordinary items                  0.0                 0.0
                                ---------       -------------

Net income (loss)                  $ 10.1            $   10.1
                                ==========      =============

Weighted Average Shares:
 Common shares outstanding      35,166,747         35,166,747
 Exercise of stock options(1)    1,582,317          1,582,317
 Exercise of warrants(2)         3,300,000          3,300,000
                                ---------       -------------

Common and equivalent shares
 outstanding                    40,049,064         40,049,064
                                ==========      =============

Per Common and Equivalent
 Share:
 Income (loss) before
   extraordinary items            $   0.25          $    0.25
 Extraordinary items                   -                  -
                                ---------       -------------

 Net income (loss)                $   0.25          $    0.25
                                ==========      =============

                               For the Year Ended                 For the Year Ended          For the Six Months Ended
                                 June 30, 1992                       June 30, 1991                   June 30, 1990
                            -----------------------------   ------------------------------   ----------------------------

                              Primary    Fully Diluted(3)   Primary      Fully Diluted (3)     Primary      Fully Diluted(3)
                            ---------    ----------------   ---------    -----------------   -----------    -------------

Income (loss) before
 extraordinary items      $     (17.1)    $    (17.1)     $     (33.2)    $      (33.2)      $     (20.6)   $     (20.6)
 Extraordinary items      $      (5.1)    $     (5.1)     $       0.0     $        0.0       $       0.0    $       0.0
                          -----------     ----------      -----------     ------------       -----------    -----------

Net income (loss)         $     (22.2)    $     (22.2)    $     (33.2)    $      (33.2)      $     (20.6)   $     (20.6)
                          ===========     ===========     ===========     ============       ===========    ===========

Weighted Average Shares:
Common shares
 outstanding               27,768,312      27,768,312      16,493,499       16,493,499        16,500,000     16,500,000
Exercise of stock
  options(1)                      -         1,582,317           -            1,339,404              -         1,339,404
Exercise of warrants(2)           -         3,300,000           -            3,300,000              -         3,300,000
                          ----------      -----------     -----------     ------------       -----------    -----------

Common and equivalent
  shares outstanding       27,768,312      32,650,629      16,493,499       21,132,903        16,500,000     21,139,404
                          ===========     ===========     ===========     ============       ===========    ===========

Per Common and Equivalent
  Share:
Income (loss) before
  extraordinary items     $     (0.62)    $     (0.52)    $     (2.01)    $      (1.57)      $     (1.25)   $     (0.97)
Extraordinary items             (0.18)          (0.16)             -               -                 -            -
                          -----------     -------------   -----------     ------------       -----------    -----------

Net income (loss)         $     (0.80)    $     (0.68)    $     (2.01)    $      (1.57)      $     (1.25)   $     (0.97)
                          ===========     ===========     ===========     ============       ===========    ===========


------------------------

(1) Amount represents the number of shares issued assuming exercise of stock options, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.

(3) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of the APB Opinion No. 15 because of the antidlutitive effect on net loss per share.